UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 23, 2021

AMERI METRO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54546	45-1877342

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2575 Eastern Blvd., Suite 211, York, PA 17402

(Address of principal executive offices)

717-434-0668

(Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $.000001 par value per share.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01  Changes in Registrant’s Certifying Accountant

On August 23, 2021, the Board of Directors of Ameri Metro Inc. (the “Company”) resolved to terminate the engagement of Weinstein International CPA, Ha-Rekhev Street 8, Tel Aviv, Israel (“Weinstein”) and thereafter provided Weinstein with its disclosures in the Current Report on Form 8-K disclosing the termination of the engagement of Weinstein and requested in writing that Weinstein furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. Weinstein's response is filed as an exhibit to this Current Report on Form 8-K.

The auditor reports by Weinstein contained in the financial statements of the Company for the year ended July 31, 2019, filed as part of the annual reports on Form 10-K for the years ended July 31, 2019 and 2018, did not contain an adverse opinion or disclaimer of opinion or were qualified or modified as to uncertainty, audit scope or accounting principles. There had been no disagreements with Weinstein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the fiscal years ended July 31, 2019 and 2018, nor in the subsequent periods through August 23, 2021.

For the Company’s fiscal year ended July 31, 2020, and the subsequent interim period through April 30, 2021, the Company has engaged Elkana Amitai CPA Rimon 1, Mitzpe Netofa 1529500 Israel.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter dated September 5, 2021 from Weinstein International CPA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 8, 2021

Ameri Metro, Inc. /s/ Robert Choiniere —————————————— By: Robert Choiniere Title: Chief Financial Officer

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